EXHIBIT 32.1

CERTIFICATION OF EXECUTIVE CHAIRMAN AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

In connection with the Quarterly Report on Form 10-Q of Hellenic Solutions Corporation f/k/a Aegean Earth and Marine Corporation (the “Company”) for the period ended September 30, 2009 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dimitrios Vassilikos, Executive Chairman of the Company, and I, Sofia Douskalis, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.

The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 24, 2010

/s/ Dimitrios Vassilikos
Dimitrios Vassilikos
(Principal Executive Officer)

/s/Sofia Douskalis
Sofia Douskalis
(Principal Financial Officer and Accounting Officer

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and  Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.